    As filed with the Securities and Exchange Commission on October 24, 1996
                                                     Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                            C-CUBE MICROSYSTEMS INC.
               (Exact name of issuer as specified in its charter)


          DELAWARE                                        77-0192108
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                               1778 MCCARTHY BLVD.
                               MILPITAS, CA  95035
                    (Address of principal executive offices)

                             ----------------------
                       DIVICOM INC. 1993 STOCK OPTION PLAN
                            (Full title of the plan)

                             ----------------------
                                 JAMES G. BURKE
                  VICE PRESIDENT OF FINANCE AND ADMINISTRATION,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                            C-CUBE MICROSYSTEMS INC.
                               1778 MCCARTHY BLVD.
                               MILPITAS, CA  95035
                                 (408) 944-6300
            (Name, address and telephone number of agent for service)
                             ----------------------
                                    Copy to:
                              Aaron J. Alter, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

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--------------------------------------------------------------------------------
Title of                       Proposed Maximum  Proposed Maximum
Securities        Amount           Offering          Aggregate        Amount of
to be              to be             Price           Offering       Registration
Registered      Registered       Per Share(1)        Price(1)            Fee
--------------------------------------------------------------------------------
Common Stock      263,820        $ 41.75         $ 11,014,485.00    $ 3,337.72
--------------------------------------------------------------------------------
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(1)  Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on
     October __, 1996.

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--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          C-Cube Microsystems Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-23596), filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          The Company hereby incorporates by reference in this Registration Statement the contents of the Company's Registration Statements on Form S-8 (Registration Nos. 33-81718, 33-89474, 333-02812, 333-03677, 333-03877 and
333-03881).

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 Incorporated by reference to the corresponding item of the registrant's Registration Statement on Form S-8 (No. 333-03881).

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

ITEM 8.   EXHIBITS

           4.1   DiviCom Inc. 1993 Stock Option Plan

           4.2 Form of Incentive Stock Option Agreement for DiviCom Inc. 1993 Stock Option Plan

           4.3 Form of Stock Option Exercise Agreement for DiviCom Inc. 1993 Stock Option Plan

           5.1 Opinion of counsel as to legality of securities being registered

          23.1   Consent of Independent Auditors

          23.2   Consent of Counsel (contained in Exhibit 5.1)

          24.1   Power of Attorney

ITEM 9.   UNDERTAKINGS

          (a)    RULE 415 OFFERING   The undersigned registrant hereby
undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)    FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
REFERENCE

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on October 23, 1996.


                                     C-CUBE MICROSYSTEMS INC.



                                     By: /s/ Alexandre Balkanski
                                         ---------------------------------------
                                         Alexandre Balkanski
                                         President, Chief Executive Officer
                                         and Director

                                  EXHIBIT INDEX


Exhibit
Number
-------
  4.1    DiviCom Inc. 1993 Stock Option Plan
  4.2    Form of Incentive Stock Option Agreement for DiviCom Inc.
         1993 Stock Option Plan
  4.3    Form of Stock Option Exercise Agreement for DiviCom Inc.
         1993 Stock Option Plan
  5.1    Opinion of counsel as to legality of securities being registered
 23.1    Consent of Independent Auditors
 23.2    Consent of Counsel (contained in Exhibit 5.1)
 24.1    Power of Attorney




















                                      II-6